Exhibit 99.1

WHITNEY HOLDING CORPORATION
228 ST. CHARLES AVENUE
NEW ORLEANS, LA 70130

NEWS RELEASE

CONTACT:	Trisha Voltz Carlson	FOR IMMEDIATE RELEASE
	504/299-5208	March 28, 2007
tcarlson@whitneybank.com

WHITNEY ANNOUNCES NEW PRESIDENT AND CHIEF OPERATING OFFICER
Marks to Remain Chairman and CEO; Milling to Become Vice Chairman

New Orleans, Louisiana. The Boards of Directors of Whitney Holding Corporation and Whitney National Bank (NASDAQ: WTNY) announced today that they have promoted John C. Hope III to the positions of President and Chief Operating Officer of the Company and the Bank and designated him to succeed William L. Marks as Chief Executive Officer. Marks will remain Chairman of the Boards until his expected retirement in March 2008. R. King Milling, currently President, will become Vice Chairman of the Boards.
“I look forward to working with John in transitioning a great company. John truly exemplifies the qualities that embody a Whitney Chief Executive Officer - loyalty, experience and leadership,” said Marks. “His knowledge, drive and collaborative approach, as well as his appreciation for the needs of our clients, shareholders and Whitney Bankers help solidify Whitney’s reputation as one of the strongest banks in the Gulf South.”
Hope, 58, who will be relocating to New Orleans, currently serves as Executive Vice President, Gulf Coast Banking Division, responsible for management of Whitney’s banking operations outside of Louisiana. He brings 34 years of banking experience, starting his career at First National Bank of Mobile, which was acquired by AmSouth. Prior to joining Whitney in October 1994, Hope was South Alabama’s Regional Executive for AmSouth. He previously served AmSouth as its Corporate Banking Division Executive. Hope graduated from Duke University in 1971 with a B.A. and received his M.B.A. from the University of Alabama

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in 1972. He serves as Chairman of the Board of Directors of EnergySouth, Inc. (Mobile Gas Service Corporation) and is a trustee for Infirmary Health System (Mobile Infirmary). "This is an exciting time for our company's future," said Hope. "We've spent the last decade building a powerful and diversified banking franchise stretching across the Gulf South. Now comes the task of making the most of our market opportunities by capitalizing on our most valuable resource—our Whitney Bankers. I look forward to the next chapter in Whitney’s history, continuing the work I have already begun as a member of Whitney’s Executive Management team. As the company moves forward, we will have the opportunity to evaluate our current strategies while implementing new ones—some we will keep and some we will change. However, as changes are made, they will be measured ones as we continue to operate under the principles that have served this company well over time—soundness, profitability and growth, in that order of priority. Our continuing goal is to add long-term value for all Whitney’s stakeholders.”
Whitney Holding Corporation, through its banking subsidiary Whitney National Bank, serves the five state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; the panhandle of Florida; and the Tampa Bay metropolitan area of Florida.
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This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on currently available information as of their dates and are subject to risks and uncertainties that may cause actual results to differ materially from the statements and other information contained herein, including risks and uncertainties associated with the effect of the changes in management personnel. Additional information regarding risks and uncertainties is contained in Whitney’s periodic filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K. Whitney does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements.

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